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                                                                    EXHIBIT 23.2


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 1998, in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of ARM Financial Group, Inc. dated May 29, 1998.

We also consent to the incorporation by reference therein of our reports dated February 10, 1998 with respect to the consolidated financial statements and financial statement schedules of ARM Financial Group, Inc. included in the Annual Report (Form 10-K) for 1997 filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Louisville, Kentucky
May 26, 1998